NATIONAL LIFE LOGO OMITTED                       NATIONAL LIFE VARIABLE PRODUCTS
                                                               SELLING AGREEMENT
--------------------------------------------------------------------------------

AGREEMENT dated as of ______________________, 20__, by and among National Life Insurance Company ("NLIC"), a Vermont insurance corporation, Equity Services, Inc. ("ESI"), a Vermont corporation that is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), and _______________________, a corporation that is registered as a broker-dealer with the SEC under the 1934 Act and a member of the NASD ("Broker Dealer") and licensed as an insurance agent as and to the extent required under the laws of the states in which it does variable insurance business.

                                    RECITALS

NLIC is in the business of selling insurance and annuity policies, including the variable life insurance and variable annuity policies set forth on Schedule A (the "Policies"); and

ESI has been appointed as the principal underwriter of the Policies; and

NLIC and ESI desire to appoint Broker Dealer to solicit applications for the Policies, and Broker Dealer desires to accept such appointment.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. AUTHORIZATION TO SELL AND SERVICE.

     Subject to the terms and conditions of this Agreement, NLIC and ESI appoint and authorize Broker Dealer to solicit sales of and provide service with respect to the Policies, on a non-exclusive basis, provided that there is an effective Registration Statement relating to such Policies under the Securities Act of 1933 ("1933 Act"). Broker Dealer hereby accepts such appointment. Broker Dealer agrees that ESI may amend Schedule A to add additional variable life insurance or annuity products as Policies hereunder from time to time by written notice to Broker Dealer, which notice will specify the compensation payable to Broker Dealer relating to such additional product. The amendment will become effective on the earlier of Broker Dealer's submission of an application for such new product or after 30 days from the sending of the written notice, unless Broker Dealer notifies ESI in writing that it does not wish to include such additional products as Policies hereunder.

2. REPRESENTATIVES.

     The agents or representatives of Broker Dealer that will be soliciting applications for the Policies ("Representatives") will be NASD registered representatives of Broker Dealer, will possess all licenses necessary or appropriate to sell life insurance and/or annuity policies, as applicable, in the state in which applications for Policies are being solicited or signed and will have an appropriate appointment or license by NLIC.

3. SALES OF POLICIES.

     Broker Dealer shall submit applications for Policies only on application forms authorized by NLIC, shall review all applications for completeness and accuracy, and shall take other reasonable measures to assure that applications for Policies submitted hereunder are accurate and complete. All applications are subject to acceptance or rejection by NLIC in its sole discretion. In the event an application is rejected, all payments will be returned to the purchaser, and Broker Dealer will be notified of such action. NLIC may at any time discontinue issuing any or all of the Policies or change the form and content of new Policies to be issued.

--------------------------------------------------------------------------------

NATlONAL LIFE VARIABLE CONTRACTS DISTRIBUTED BY EQUITY SERVICES, INC. o
                     BROKER-DEALER SUBSIDIARY OF NATIONAL LIFE INSURANCE COMPANY ONE NATIONAL LIFE DRIVE o MONTPELIER, VERMONT 05604 o TEL: (802) 229-3900

9495(1102)                                                           Page 1 of 6
Cat. No. 48542

--------------------------------------------------------------------------------

4. COMMISSIONS.

     As compensation for the sale of each of the Policies by the Representatives, ESI shall pay to Broker Dealer, either directly or through NLIC acting on ESI's behalf, the commissions and expense allowance payments set forth on Schedule B attached hereto and incorporated herein by reference (the "Commissions"). The Commissions shall be subject to chargeback in accordance with the terms and conditions set forth on such Schedule B. ESI reserves the unconditional right, upon written notice, to change the Commissions payable for Policies issued, renewed, converted, exchanged or otherwise modified on or after the effective date of such change, as set forth in the notice of change. No Commissions will be due and payable for any surrendered or canceled Policies which are subsequently reinstated or rewritten through efforts of representatives of ESI or NLIC other than the Representatives. Broker Dealer shall be solely responsible for the payment of any Commissions, expense allowance and other payments or other considerations of any kind whatsoever to the Representatives in connection with the sale of the Policies (hereinafter referred to as "Representatives Compensation"). Broker Dealer shall also be responsible for all tax reporting with respect to commissions paid to the Representatives.

5. TERM OF AGREEMENT.

     This Agreement shall continue in force indefinitely until terminated as provided below. This Agreement shall be terminated immediately if Broker Dealer breaches this Agreement. Any party may terminate this Agreement at any time, without cause, upon ten (10) days written notice to the other party. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except that Sections 6(h), 10, and 11 of this Agreement shall survive the termination of this Agreement and Broker Dealer shall settle all accounts with ESI and shall continue to be responsible for all applicable chargebacks.

6. BROKER DEALER'S OBLIGATIONS.

     In addition to other obligations assumed by Broker Dealer under this
     Agreement:

     a. Broker Dealer shall have all Representatives who solicit sales of and provide service with respect to the Policies, insurance licensed and appointed by NUC. All insurance licenses and appointments will be processed in accordance with NUC procedures. NLIC may, in its sole discretion, refuse, terminate or non-renew any such license and appointment, without cause, and if NLIC provides written notice to Broker Dealer of any such refusal, termination, or non-renewal, Broker Dealer shall cause the affected Representative to cease all solicitations of applications for Policies.

     b. Broker Dealer shall only pay Representatives Compensation to Representatives who are properly insurance licensed and appointed with NLIC and registered with the NASD.

     c. Broker Dealer shall service the Policies in accordance with any written administrative procedures established by ESI or NLIC from time to time.

     d. Broker Dealer shall ensure that the Representatives shall use their best efforts to keep the Policies in force.

     e. Broker Dealer shall ensure that the Representatives shall only recommend the purchase of the Policies upon reasonable grounds to believe that such purchase is suitable to the applicant.

     f. Broker Dealer agrees that no sales promotion or other advertising materials relating to the Policies shall be used unless provided or approved in writing by ESI prior to such use. No representations in connection with the sales of the Policies other than those contained in the currently effective registration statements and prospectuses for the Policies filed with the SEC, or in the aforesaid approved sales promotion or other advertising materials, shall be made by Broker Dealer or any of the Representatives. Broker Dealer and the Representatives shall solicit applications for the Policies only in states where such Policies have been approved by state authorities.

     g. Broker Dealer shall maintain or shall cause to have maintained the records of the Representatives as required by applicable laws and regulations. The books, accounts and records of Broker Dealer relating to the sale of Policies shall be maintained so as to clearly and accurately disclose the nature and details of all of the transactions. All such records relating specifically to the sale of the Policies shall be subject to inspection and duplication by NLIC or ESI at any time while this Agreement is in force.

--------------------------------------------------------------------------------
9495(1102)                                                           Page 2 of 6

--------------------------------------------------------------------------------

     h. Broker Dealer shall keep confidential all information obtained pursuant to this Agreement (including, without limitation, names of the purchasers of the Policies) and shall disclose such information only if ESI has authorized such disclosure in writing or if such disclosure is expressly required by applicable federal or state regulatory authorities.

     i. Broker Dealer shall maintain its registration under the 1934 Act and shall always be a member in good standing of the NASD and shall, either directly or through an affiliate, maintain its license as an insurance agent pursuant to the laws of each state in which Representatives solicit sales of the Policies and in which such license is required by applicable insurance laws and regulations for sale of the Policies.

     j. Broker Dealer will be responsible for training, supervision, and control of the Representatives selling the Policies. Broker Dealer shall ensure that all Representatives who will be soliciting and servicing the Policies are duly registered with the NASD.

     k. Broker Dealer shall ensure that all Representatives who will be soliciting and servicing the Policies are duly licensed in those states in which such license is required by the applicable insurance laws and regulations for sale of the Policies.

     l. Broker Dealer agrees that it will not take any steps to cause Representative Compensation to be paid which would be in excess of that permitted under the insurance laws of the State of New York.

     m. Broker Dealer agrees that it will maintain E&O insurance on all its registered representatives who are licensed to sell the Policies, with carriers and in amounts subject to NLIC's reasonable satisfaction.

     n. Upon request by ESI, Broker Dealer agrees that it shall furnish such records as are necessary to establish that the terms of this paragraph 6 are satisfied.

7. NLIC'S AND ESI'S OBLIGATIONS.

     In addition to other obligations assumed by NLIC or ESI under this
     Agreement:

     a. NLIC shall use its best efforts to maintain effectiveness of Policies' Registration Statements with the SEC and any state securities commissions where blue-sky laws require registration of the Policies and to maintain the appropriate insurance regulatory approvals in each state where Policies are to be sold. ESI shall keep Broker Deafer advised of any changes in the status of the Registration Statements for the Policies.

     b. ESI shall furnish Broker Dealer with information regarding the states in which the Policies may be sold.

     c. ESI, or its agent, shall furnish Broker Dealer with promotional material for use at point of sale, applications, prospectuses and policy forms. A reasonable charge established by ESI may be made for such materials.

8. COMPLIANCE WITH STATE AND FEDERAL LAW.

     Broker Dealer and the Representatives shall comply with all requirements of the NASD, the 1933 Act, the 1934 Act and all other federal and/or state laws applicable to the solicitation and service of the Policies or the operation of Broker Dealer including, without limitation, the NASD Rules of Fair Practice, Section 15(b)(4)(E) of the 1934 Act and all insurance replacement regulations and regulations prohibiting the rebating of commissions.

9. INVESTIGATIONS: CUSTOMER COMPLAINTS.

     Broker Dealer agrees to cooperate fully in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Policies, Broker Dealer, and/or any of the Representatives. Broker Dealer shall permit applicable federal and state insurance and other regulatory authorities to audit its records and shall furnish the foregoing authorities with any information which such authorities may request in order to ascertain whether Broker Dealer is complying with all applicable laws and/or regulations. Broker Dealer agrees to cooperate with ESI and NLIC in resolving all customer complaints with respect to the Policies, Broker Dealer, and/or the Representatives. Broker Dealer shall promptly notify NLIC and ESI of any allegation that Broker Dealer or any Representative has violated any law, regulation or rule in soliciting applications for or servicing Policies, and provide full details of such allegation.

--------------------------------------------------------------------------------
9495(1102)                                                           Page 3 of 6

--------------------------------------------------------------------------------

10. INDEMNIFICATION.

     a. Each of NLIC and ESI hereby agrees to indemnify and hold harmless Broker Dealer and each of its affiliates, officers or directors against any losses, expenses (including reasonable attorneys fees), claims, damages or liabilities to which Broker Dealer or such affiliates, officers or directors become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon NLIC's or ESI's performance, non-performance or breach of this Agreement, or are based upon any material misstatement or omission contained in any Registration Statement (or any post effective amendment thereof) or in the Prospectus or any amendment or supplement to the Prospectus for the Policies.

     b. Broker Dealer hereby agrees to indemnify and hold harmless ESI and NLIC and each of their current and former affiliates, directors, officers and each person, if any, who controls or has controlled ESI or NLIC within the meaning of the 1933 Act or the 1934 Act, against any losses, expenses (including reasonable attorneys fees), claims, (including, but not limited to, claims for commissions or other compensation), damages or liabilities to which ESI and NLIC and any such affiliates, directors, officers or controlling persons may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Broker Dealer's and/or its Representatives' performance, non-performance or breach of this Agreement including, but not limited to, any unauthorized use of sales materials, any oral or written misrepresentations, or any unlawful sales practices concerning the Policies.

     c. Within 30 days after receipt by either party of notice of the commencement of any action, such party shall, if a claim in respect thereof is to be made, notify the other party in writing of the commencement thereof; but the omission to so notify shall not relieve the indemnifying party from any liability which it might otherwise have.

11. MISCELLANEOUS PROVISIONS.

     a. All money payable in connection with the Policies is NLIC's exclusive property, shall be drawn payable to "National Life Insurance Company" and shall be transmitted to NLIC within two days of receipt along with applications and other documents in accordance with the administrative procedures of NLIC (as developed and amended from time to time by NLIC) without any deduction or offset for any reason, except in the case of a deduction which is made under the terms of a "Net Commission Agreement" which may be described on Schedule B attached hereto.

     b. Broker Dealer agrees to make appropriate arrangements for delivery to the applicant of the Policy accompanied by any additional appropriate documents. Broker Dealer or the Representative will obtain, upon delivery of the Policy to applicant, the required signature on NLIC's policy delivery receipt and any application amendments and immediately forward such to NLIC.

     c. Broker Dealer agrees that for a period of two years from the termination of the Agreement it shall not and shall cause the Representatives not to directly or indirectly contact policyholders of NLIC for the purpose of inducing or attempting to induce such policyholders to cancel, lapse or fail to renew such Policies with NLIC, to discourage or attempt to discourage such policyholders from paying any additional premiums under such policies, or encouraging market timing activity.

     d. Broker Dealer and its Representatives are independent contractors with respect to ESI and NLIC and (i) shall not have the right to accept risks or incur indebtedness on behalf of ESI or NLIC nor hold themselves out as employees of ESI or NLIC in connection with the solicitation of the Policies or otherwise and (ii) shall not have the authority to make, alter, waive or discharge any provisions(s) of the Policies, to waive any forfeiture or to grant, permit, or to extend the time of making any payments, or to alter or substitute the forms which NLIC may prescribe, or enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of ESI or NLIC.

     e. Broker Dealer represents that all of its directors, officers, and Representatives are and shall be covered by blanket fidelity bonds, including coverage for larceny and embezzlement, issued by a reputable bonding company. These bonds shall be maintained at Broker Dealer's expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. ESI may require evidence satisfactory to it that such coverage is in force and Broker Dealer shall give prompt written notice to ESI of any notice of cancellation or change of coverage.

--------------------------------------------------------------------------------
9495(1102)                                                           Page 4 of 6

--------------------------------------------------------------------------------

     f. Each party represents to the others that it has full power and authority to enter into this Agreement.

     g. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns provided that no party may assign this Agreement without the prior written consent of each of the others.

     h. All notices or communications shall be sent to the addresses set forth below or to such other address as any party may request by giving written notice to the other parties.

        TO NLIC:          National Life Insurance Company
                          One National Life Drive
                          Montpelier, VT 05604
                          Attn: Law Department

        TO ESI:           Equity Services, Inc.
                          One National Life Drive
                          Montpelier, VT 05604
                          Attn: Director of Compliance

        TO BROKER DEALER:         ---------------------------

                                  ---------------------------

                                  ---------------------------

                                  ---------------------------

     i. This Agreement shall be governed by the laws of the State of Vermont and constitutes the entire agreement and understanding between the parties hereto with respect to the Policies. ESI reserves the unconditional right to amend this Agreement and the Schedules attached hereto and any of the Policies or suspend the sales of any of the Policies at any time without prior notice. The submission of an application by any Representative after notice of any such amendment has been sent to Broker Dealer shall constitute Broker Dealer's agreement to any such amendment.

     j. Notwithstanding the foregoing subparagraph (i), any future insurance products issued by NLIC may be covered by this Agreement only as agreed by the parties in writing.

     k. Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as its waiver of such conditions and no waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provisions.

     l. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     m. This Agreement supersedes any previous agreement between the parties relating to the distribution of NLIC's variable life insurance and annuity products.

12. PRIVACY POLICY.

     You and National Life Insurance Company ("NLIC") agree that all facts or information received by any party related to a policyholder or a policyholder's account shall remain confidential, unless such facts or information are required to be disclosed by any regulatory or regulatory authority or court of competent jurisdiction. You and NLIC will establish procedures to protect the security and confidentiality of such information. Nonpublic personal financial information shall mean any financial information that identifies an individual personally and is not available to the public. Such information shall include, but not be limited to, a customer's name or other identifying information, income, net worth, information related to his, her, or its policy, credit history, etc. Each of you, your representatives, and NLIC agrees to use and disclose personal financial information only to carry out the purposes for which it was disclosed to him, her, or it and will not use or disclose personal financial information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act. If you, your representatives, or NLIC outsources services to a third party, such third party will agree in writing to maintain the security and confidentiality of any information shared with it.

--------------------------------------------------------------------------------
9495(1102)                                                           Page 5 of 6

--------------------------------------------------------------------------------

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.

NATIONAL LIFE INSURANCE COMPANY

By:
    -----------------------------------------------(SEAL)

Its:-----------------------------------------------

EQUITY SERVICES, INC.

By:
    -----------------------------------------------(SEAL)

Its:-----------------------------------------------

BROKER DEALER:

By:
    -----------------------------------------------(SEAL)

Its:-----------------------------------------------

Print Name:
            ---------------------------------------

Its:-----------------------------------------------


--------------------------------------------------------------------------------
9495(1102)                                                          Page 6 of 6

NATIONAL LIFE LOGO OMITTED                       NATIONAL LIFE VARIABLE PRODUCTS
                                                     SELLING AGREEMENT SCHEDULES
--------------------------------------------------------------------------------

                                   Schedule A

            1) Sentinel Advantage Variable Annuity
            2) VariTrak Variable Universal Life
            3) Sentinel Estate Provider Survivorship Variable Universal Life








--------------------------------------------------------------------------------
NATIONAL LIFE VARIABLE CONTRACTS DISTRIBUTED BY EQUITY SERVICES, INC. o
                     BROKER-DEALER SUBSIDIARY OF NATIONAL LIFE INSURANCE COMPANY ONE NATIONAL LIFE DRIVE o MONTPELIER, VERMONT 05604 TEL: (802) 229-3900

9511 (1102)                                                          Page 1 of 6
Cat. No. 48583                                                    (85% Schedule)

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
--------------------------------------------------------------------------------


                                   SCHEDULE B

SENTINEL ADVANTAGE VARIABLE ANNUITY

I. COMPENSATION FOLLOWS 1 OF 4 SCHEDULES:

Schedule 1:
Issue Age         Commission Rate           Expense Allowance Total
0-79              3.50%                     3.00%                      6.50%
80-85             3.50%                     0.00%                      3.50%

Schedule 2:
Issue Age         Commission Rate           Expense Allowance Total
0-79              3.50%                     1.75%                      5.25%
80-85             2.75%                     0.00%                      2.75%
Trail                                                                  0.25%

Schedule 3:
Issue Age         Commission Rate           Expense Allowance Total
0-79              3.50%                     0.00%                      3.50%
80-85             1.75%                     0.00%                      1.75%
Trail                                                                  0.50%

Schedule 4:
Issue Age         Commission Rate           Expense Allowance Total
0-79              1.00%                     0.00%                      1.00%
80-85             1.00%                     0.00%                      1.00%
Trail                                                                  1.00%

II.  CHARGEBACKS.

     Commissions and expense allowances will be charged back for surrenders and withdrawals in the first contract year. The chargeback will be as follows:

Surrender Month            Chargeback
0 - 6 Months               100% of compensation
7 - 12 Months               50% of compensation

III. INTERNAL REPLACEMENTS:

     In the event that the funds for the Sentinel Advantage Variable Annuity are coming, directly or indirectly, in whole or in part from the surrender of, or withdrawals or loans from, any other annuity contract issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any fixed, equity-indexed or variable annuity contract:

--------------------------------------------------------------------------------
9511(1102)                                                           Page 2 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
--------------------------------------------------------------------------------

     (i) the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which did not come directly or indirectly from the other annuity contract;

     (ii) 80% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from the other annuity contract and which represents earnings on the other annuity contract; and

     (iii) 50% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from the other annuity contract and which represents the amount remaining in the other variable annuity contract after deducting the earnings on such contract.

     In the event that the funds for the Sentinel Advantage Variable Annuity are coming, directly or indirectly, in whole or in part from the surrender of, or withdrawals or loans from, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, 50% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from such life insurance policy.

--------------------------------------------------------------------------------
9511(1102)                                                           Page 3 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
--------------------------------------------------------------------------------


VARITRAK VARIABLE UNIVERSAL LIFE INSURANCE

I. GROSS DEALER CONCESSION.

     A. Initial Insurance Segment

                            UP to CTP                             EXCESS OF CTP
Year      Commission      ERA     OVERRIDE         TOTAL             AMOUNT
-----     -----------------------------------------------         -------------
1           50.0%        35.00%        -0-         85.00%            4.00%
2-10        4.00%        -0-           -0-          4.00%             4.00%
11+         1.50%        -0-           -0-          1.50%             1.50%

     RIDERS: Premiums paid on riders are totaled with other premiums and compensated according to the above schedule with the exception of the following riders when taken in Wisconsin.

     Wisconsin Chronic Care Protection Rider (CCP) and Accelerated Care Rider
     (ACR)

                  Policy Year 1      Policy Years 2-6        Policy Years 7+
                  -------------      ----------------        ---------------
Commission           35.00%             20.00%                     0.00%
ERA                  35.00%             0.00%                      0.00%

B. Increases in Face Amount

     1. For the purposes of determining additional first year compensation on increases, renewal premiums will be allocated to segments by attributing all premiums in a given year to the original segment up to the CTP for that segment. Then premium is allocated to the next oldest segment up to its CTP, and so on. Any premium remaining after all CTP's have been satisfied is compensated as excess premium. Any premium that has been allocated to the CTP for the current increase segment will receive additional first year compensation on the following schedule:

                        Commission Percent
                        ------------------
                              50%

     2. For increases within 12 months of a decrease, compensation is as described in above only for the excess of the new face amount over the highest previous face amount.

II. COMMISSION CHARGEBACKS.

     For the purposes of chargebacks of commission, the term "terminations" includes all terminations of the policy except death. There will be no chargebacks of commission for decreases in Face Amount or withdrawals of Account Value.

     A. There will be a chargeback of unearned commissions for terminations when commissions have been annualized, if applicable.

     B. In addition, there will be a chargeback of earned commissions for terminations during the first policy year. The charge back applies to commissions, ERA, and overrides paid in the first year. The chargeback percents applied to earned commissions are as follows:

       Date of Termination               Chargeback Percent
       -------------------               ------------------
       Issue through 6 months            100% of commissions, ERA, & overrides
                                         paid less 100% of the Deferred Sales
                                         Charge, but not less than zero.

       7 through 12 months               70% of commissions, ERA, & overrides
                                         paid less 70% of the Deferred Sales
                                         Charge, but not less than zero.

     If for any reason the surrender charge has been waived, then the Deferred Sales Charge used in the above calculation would be zero.

--------------------------------------------------------------------------------
9511(1102)                                                           Page 4 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
--------------------------------------------------------------------------------

     C. Chargebacks will be returned to the broker/dealer for reinstated contracts approved for reinstatement within 6 months of lapse.

     D. In addition, there will be a chargeback of earned commissions for lapse or surrender at a No Lapse Guarantee Rider (NLGR) where the underlying policy remains in force during the first two policy years. The chargeback applies to commissions, ERA and overrides paid in the first year. The chargeback will apply to the CRP difference of a policy with the NLGR and a policy without the NLGR. The chargeback rate applied to the CTP difference will be the difference of the first year target and excess rates.

III. INTERNAL REPLACEMENTS.

     In the event that the funds for the new variable life insurance policy are coming, directly or indirectly, in whole or in part from the surrender of, withdrawals or loans from, reductions in premiums on, or reductions in the amount or period of coverage on, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, the normal commission and ERA provided for above in this Schedule B will be paid, except that the commissionable target premium (CTP) will be set equal to the amount by which the CTP for the new variable life insurance policy exceeds the target premium for the other insurance policy, not less than zero.

SENTINEL ESTATE PROVIDER SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE

I. GROSS DEALER CONCESSION.

   A. Initial Insurance Segment

                               Up to CTP                   EXCESS OF CTP
YEAR     COMMISSION        ERA     Override       TOTAL       AMOUNT
--------------------------------------------------------------------------------
1          50.00%         35.00%     -0-          85.00%       4.00%
2-10        4.00%          -0-       -0-           4.00%       4.00%
11 +        1.50%          -0-       -0-           1.50%       1.50%

     B. Increases in Face Amount

     1. For the purposes of determining additional first year compensation on increases, renewal premiums will be allocated to segments by attributing all premiums in a given year to the original segment up to the CTP for that segment. Then premium is allocated to the next oldest segment up to its CTP, and so on. Any premium remaining after all CTP's have been satisfied is compensated as excess premium. Any premium that has been allocated to the CTP for the current increase segment will receive additional first year compensation on the following schedule:

                        Commission Percent
                        ------------------
                              50%

     2. For increases within 12 months of a decrease, compensation is as described in above only for the excess of the new face amount over the highest previous face amount.

II. COMMISSION CHARGEBACKS.

     For the purposes of chargebacks of commission, the term "terminations" includes all terminations except death. There will be no chargebacks of commission for decreases in Face Amount or withdrawals of Account Value.

     A. There will be a chargeback of unearned commissions for terminations when commissions have been annualized, if applicable.

     B. In addition, there will be a chargeback of earned compensation for terminations during the first policy year. The chargeback percents applied to earned compensation will be 100% in the first policy month and will decrease 1/12th for each complete policy month that the policy is in force.

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9511(1102)                                                           Page 5 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
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     C. Chargebacks will be returned to the broker/dealer for reinstated
        contracts approved for reinstatement within 6 months of lapse.

III. Internal Replacements.

     In the event that the funds for the new variable life insurance policy are coming, directly or indirectly, in whole or in part from the surrender of, withdrawals or loans from, reductions in premiums on, or reductions in the amount or period of coverage on, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, the normal commission and ERA provided for above in this Schedule 8 will be paid, except that the commissionable target premium (CTP) will be set equal to the amount by which the CTP for the new variable life insurance policy exceeds the target premium for the other insurance policy, not less than zero.

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9511(1102)                                                           Page 6 of 6

NATIONAL LIFE LOGO OMITTED                       NATIONAL LIFE VARIABLE PRODUCTS
                                                      SELLING AGREEMENT SCHEDULE
--------------------------------------------------------------------------------


                                   SCHEDULE B

            1) Sentinel Advantage Variable Annuity
            2) VariTrak Variable Universal Life
            3) Sentinel Estate Provider Survivorship Variable Universal Life









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NATIONAL LIFE VARIABLE CONTRACTS DISTRIBUTED BY EQUITY SERVICES, INC o
                     BROKER-DEALER SUBSIDIARY OF NATIONAL LIFE INSURANCE COMPANY

    ONE NATIONAL LIFE DRIVE o MONTPELIER, VERMONT 05604 TEL: (802) 229-3900

9519 (1202)                                                          Page 1 of 6
Cat. No. 48617                                                    (90% Schedule)

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - Continued
--------------------------------------------------------------------------------

                                   SCHEDULE B

SENTINEL ADVANTAGE VARIABLE ANNUITY

I. COMPENSATION FOLLOWS 1 OF 4 SCHEDULES;

Schedule 1:
Issue Age             Commission Rate           Expense Allowance Total
0-79                  3.50%                     3.00%                      6.50%
80-85                 3.50%                     0.00%                      3.50%

Schedule 2:
Issue Age             Commission Rate           Expense Allowance Total
0-79                  3.50%                     1.75%                      5.25%
80-85                 2.75%                     0.00%                      2.75%
Trail                                                                      0.25%

Schedule 3:
Issue Age             Commission Rate           Expense Allowance Total
0-79                  3.50%                     0.00%                      3.50%
80-85                 1.75%                     0.00%                      1.75%
Trail                                                                      0.50%

Schedule 4:
Issue Age             Commission Rate           Expense Allowance Total
0-79                  1.00%                     0.00%                      1.00%
80-85                 1.00%                     0.00%                      1.00%
Trail                                                                      1.00%

II. CHARGEBACKS.

     Commissions and expense allowances will be charged back for surrenders and withdrawals in the first contract year. The chargeback will be as follows:

        Surrender Month            Chargeback
        0 - 6 Months               100% of compensation
        7 - 12 Months              50% of compensation

III. INTERNAL REPLACEMENTS.

     In the event that the funds for the Sentinel Advantage Variable Annuity are coming, directly or indirectly, in whole or in part from the surrender of, or withdrawals or loans from, any other annuity contract issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any fixed, equity-indexed or variable annuity contract:

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9519(1202)                                                          Page 2 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - CONTINUED
--------------------------------------------------------------------------------

     (i) the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which did not come directly or indirectly from the other annuity contract;

     (ii) 80% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from the other annuity contract and which represents earnings on the other annuity contract; and

     (iii) 50% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from the other annuity contract and which represents the amount remaining in the other variable annuity contract after deducting the earnings on such contract.

     In the event that the funds for the Sentinel Advantage Variable Annuity are coming, directly or indirectly, in whole or in part from the surrender of, or withdrawals or loans from, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, 50% of the normal commission provided for above in this Schedule B will be paid on premium paid into the Sentinel Advantage Variable Annuity which is being directly or indirectly transferred from such life insurance policy.









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9519(1202)                                                          Page 3 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - CONTINUED
--------------------------------------------------------------------------------


VARITRAK VARIABLE UNIVERSAL LIFE INSURANCE

I. GROSS DEALER CONCESSION.

A. Initial Insurance Segment

                               Up to CTP                          EXCESS OF CTP
Year          Commission       ERA      Override    TOTAL            AMOUNT
----          ----------       ---      --------    -----            ------
1             55.0%            35.00%   -0-         90.00%           4.00%
2-10          4.00%            -0-      -0-         4.00%            4.00%
11+           1.50%            -0-      -0-         1.50%            1.50%

     RIDERS: Premiums paid on riders are totaled with other premiums and compensated according to the above schedule with the exception of the following riders when taken in Wisconsin.

     Wisconsin Chronic Care Protection Rider (CCP) and Accelerated Care Rider
     (ACR)

                  POLICY YEAR 1             POLICY YEARS 2-6    POLICY YEARS 7+
                  -------------             ----------------    ---------------
Commission        35.00%                    20.00%                       0.00%
ERA               35.00%                    0.00%                        0.00%

     B. Increases in Face Amount

         1. For the purposes of determining additional first year compensation on increases, renewal premiums will be allocated to segments by attributing all premiums in a given year to the original segment up to the CTP. for that segment. Then premium is allocated to the next oldest segment up to its CTP, and so on. Any premium remaining after all CTP's have been satisfied is compensated as excess premium. Any premium that has been allocated to the CTP for the current increase segment will receive additional first year compensation on the following schedule:

            Policy Years      Commission Percent
            ------------      ------------------
            2-10              55.00% and ERA of 31.00%
            11 and after      55.00% and ERA of 33.50%

     2. For increases within 12 months of a decrease, compensation is as described in above only for the excess of the new face amount over the highest previous face amount.

II. COMMISSION CHARGEBACKS.

     For the purposes of chargebacks of commission, the term "terminations" includes all terminations of the policy except death. There will be no chargebacks of commission for decreases in Face Amount or withdrawals of Account Value.

     A. There will be a chargeback of unearned commissions for terminations when commissions have been annualized, if applicable.

     B. In addition, there will be a chargeback of earned commissions for terminations during the first policy year. The chargeback applies to commissions, ERA, and overrides paid in the first year. The chargeback percents applied to earned commissions are as follows:

Date of Termination                 Chargeback Percent
-------------------                 ------------------
Issue through 6 months              100% of commissions, ERA, & overrides
                                    paid less 100% of the Deferred Sales
                                    Charge, but not less than zero.

7 through 12 months                 70% of commissions, ERA, & overrides
                                    paid less 70% of the Deferred Sales
                                    Charge, but not less than zero.

If for any reason the surrender charge has been waived, then the Deferred Sales Charge used in the above calculation would be zero.

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9519(1202)                                                          Page 4 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - CONTINUED
--------------------------------------------------------------------------------


     C. Chargebacks will be returned to the broker/dealer for reinstated contracts approved for reinstatement within 6 months of lapse.

     D. In addition, there will be a chargeback of earned commissions for lapse or surrender of a No Lapse Guarantee Rider (NLGR) where the underlying policy remains in force during the first two policy years. The chargeback applies to commissions, ERA and overrides paid in the first year. The chargeback will apply to the CTP difference of a policy with the NLGR and a policy without the NLGR. The chargeback rate applied to the CTP difference wilt be the difference of the first year target and excess rates.

III. INTERNAL REPLACEMENTS.

     In the event that the funds for the new variable life insurance policy are coming, directly or indirectly, in whole or in part from the surrender of, withdrawals or loans from, reductions in premiums on, or reductions in the amount or period of coverage on, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, the normal commission and ERA provided for above in this Schedule B will be paid, except that the commissionable target premium (CTP) will be set equal to the amount by which the CTP for the new variable life insurance policy exceeds the target premium for the other insurance policy, not less than zero.

Sentinel Estate Provider Survivorship Variable Universal Life Insurance

I. Gross Dealer Concession. A. Initial Insurance Segment

                                UP TO CTP                         EXCESS OF CTP
Year          Commission       ERA      Override     TOTAL            AMOUNT
----          ----------       ---      --------     -----            ------
1             55.0%            35.00%   -0-          90.00%           4.00%
2-10          4.00%            -0-      -0-           4.00%           4.00%
11+           1.50%            -0-      -0-           1.50%           1.50%

B. Increases in Face Amount

     1. For the purposes of determining additional first year compensation on increases, renewal premiums will be allocated to segments by attributing all premiums in a given year to the original segment up to the CTP for that segment. Then premium is allocated to the next oldest segment up to its CTP, and so on. Any premium remaining after all CTP's have been satisfied is compensated as excess premium. Any premium that has been allocated to the CTP for the current increase segment will receive additional first year compensation on the following schedule:

            Policy Years      Commission Percent
            ------------      ------------------
            2-10              55.00% and ERA of 31.00%
            11 and after      55.00% and ERA of 33.50%

     2. For increases within 12 months of a decrease, compensation is as described in above only for the excess of the new face amount over the highest previous face amount.

II. COMMISSION CHARGEBACKS.

     For the purposes of chargebacks of commission, the term "terminations" includes all terminations except death. There will be no chargebacks of commission for decreases in Face Amount or withdrawals of Account Value.

     A. There will be a chargeback of unearned commissions for terminations when commissions have been annualized, if applicable.

     B. In addition, there will be a chargeback of earned compensation for terminations during the first policy year. The chargeback percents applied to earned compensation will be 100% in the first policy month and will decrease 1/12th for each complete policy month that the policy is in force.

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9519(1202)                                                          Page 5 of 6

NATIONAL LIFE VARIABLE PRODUCTS
SELLING AGREEMENT SCHEDULE - CONTINUED
--------------------------------------------------------------------------------





National Life Variable Products
Selling Agreement Schedule -D Continued

     C. Chargebacks will be returned to the broker/dealer for reinstated contracts approved for reinstatement within 6 months of lapse.

III. INTERNAL REPLACEMENTS.

     In the event that the funds for the new variable life insurance policy are coming, directly or indirectly, in whole or in part from the surrender at, withdrawals or loans from, reductions in premiums on, or reductions in the amount or period of coverage on, any life insurance policy issued by National Life Insurance Company or Life Insurance Company of the Southwest, including without limitation any whole life, universal, equity-indexed or variable life insurance policy, the normal commission and ERA provided for above in this Schedule B will be paid, except that the commissionable target premium (CTP) will be set equal to the amount by which the CTP for the new variable life insurance policy exceeds the target premium for the other insurance policy, not less than zero.

















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9519(1202)                                                          Page 6 of 6